UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

NEXIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40045	45-2518457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9119 Gaither Road
Gaithersburg, Maryland	20877
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (301) 825-9810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NEXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On June 5, 2023, NexImmune, Inc. issued a press release announcing initial results from its Phase 1/2 clinical trial of NEXI-001 in patients with relapsed/refractory acute myeloid leukemia (AML) post-allogeneic hemopoietic stem cell transplant (allo-HSCT). The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference this Item 7.01. The press release may contain hypertext links to information on our website. The information on our website is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

The information contained in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On June 5, 2023, NexImmune, Inc. issued a press release announcing initial results from its Phase 1/2 clinical trial of NEXI-001 in patients with relapsed/refractory acute myeloid leukemia (AML) post-allogeneic hemopoietic stem cell transplant (allo-HSCT). In this clinical trial to date, NEXI-001 is well tolerated with a favorable safety profile while eliciting an immune response to target antigens and a clinical effect in some patients. The data describing two patients from the dose escalation study of NEXI-001 are being presented in a poster session at the American Society of Clinical Oncology (ASCO) 2023 Annual Meeting in Chicago on Monday, June 5, 2023. To date, 11 patients have completed the dose-limiting toxicity (DLT) period and one patient is currently ongoing in the first month of protocol treatment. Through all dose levels to date, NEXI-001 maintains a favorable tolerability profile with no grade 3 or greater treatment related SAEs. Two patients experienced grade 2 CRS which resolved within 24 hours with tocilizumab therapy. No cases of ICANS have occurred as of May 2023. Clinicians observed persistence of antigen-specific T cells in both peripheral blood and bone marrow with evidence of clinical activity including tumor burden reduction, increased chimerism and improved ECOG scores. The antigen-specific T cells maintain less-differentiated immunophenotypes, including stem-cell-like T cells (Tscm) over time in both blood and bone marrow. Additionally, a marked increase in the antigen specificity of CD8+ T cells in the bone marrow resulted with increasing dose levels. Six of 11 patients across all dose levels experienced stable disease for some period, including a stable clinical response (MRD+) in one patient and one CR (MRD-) for up to 9 months in cohort 2 (200 million NEXI-001 T cells, administered once).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, issued on June 5, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXIMMUNE, INC.

By:	/s/ John Trainer
John Trainer
Chief Financial Officer

Date: June 5, 2023